UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 8, 2021

BEYOND MEAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
119 Standard Street
El Segundo, California 90245
(Address of principal executive offices, including zip code)

(866) 756-4112
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On December 8, 2021, Beyond Meat, Inc. (the “Company”) announced that Douglas W. Ramsey, age 53, has been appointed Chief Operating Officer of the Company. Prior to joining the Company, Mr. Ramsey worked at Tyson Foods, Inc., which he joined in 1992 until December 1, 2021. He was most recently Head of Retail Poultry Operations from May 2021 until December 2021, President, Global McDonalds Business from January 2019 to April 2021, Group President Poultry from August 2017 to January 2019, President of Poultry from March 2017 to August 2017 and Senior Vice President/General Manager of Big Bird Value Added from April 2014 to March 2017.
Pursuant to an offer letter, Mr. Ramsey will receive an annual base salary of $475,000 and will have the opportunity to earn an annual bonus with a target amount of 100% of his base salary, pro-rated based on his start date with the Company. In addition, Mr. Ramsey will receive a sign-on cash bonus of $450,000, provided he must repay a pro-rated portion of the sign-on bonus if for any reason his employment terminates within one year of his start date. Mr. Ramsey will also receive an additional sign-on cash bonus of $275,000 following the first anniversary of his start date, provided he must repay a pro-rated portion of this second sign-on bonus if for any reason his employment terminates prior to the two-year anniversary of his start date.
Mr. Ramsey will also receive an option under the Company’s 2018 Equity Incentive Plan (the “Plan”) to purchase shares of the Company’s common stock equal to $4,250,000, divided by the closing price of the Company’s common stock on the date of grant, then multiplied by 2 and rounded up to the nearest whole number of shares. The shares subject to the option will vest over four years, with 25% of the total number of shares vesting and becoming exercisable on the 12-month anniversary of Mr. Ramsey’s start date and 1/48th of the total number of shares vesting and becoming exercisable on each monthly anniversary thereafter, subject to his continuous service through each vesting date.
In addition, Mr. Ramsey will receive a restricted stock unit award (the “RSUs”) under the Plan covering shares of the Company’s common stock equal to $4,250,000, divided by the closing price of the Company’s common stock on the grant date, rounded up to the nearest whole number of shares. The RSUs will vest over four years, with 25% vesting on the 12-month anniversary of Mr. Ramsey’s start date and 1/16th of the RSUs vesting in quarterly installments thereafter, subject to his continuous service through each vesting date.
He will also receive an additional award of RSUs under the Plan covering shares of the Company’s common stock equal to $8,500,000, divided by the closing price of the Company’s common stock on the grant date, rounded up to the nearest whole number of shares. The RSUs will vest over two years, with 1/8th vesting on the three-month anniversary of his start date and 1/8th vesting on each three-month anniversary thereafter, subject to his continuous service through each vesting date.
Beginning in 2025, if approved by the Human Capital Management and Compensation Committee, Mr. Ramsey will be eligible to receive the following annual awards under the Plan:
(1) an option to purchase shares of the Company’s common stock with a target value of $1,750,000, with the actual grant date value being higher or lower based on performance. Generally, the shares subject to the option will vest over four years, with 25% of the total number of shares vesting and becoming exercisable on the 12-month anniversary of the grant date and 1/48th of the total number of shares vesting and becoming exercisable on each monthly anniversary thereafter, subject to his continuous service through each vesting date; and
(2) RSUs with a target value of $1,750,000, with the actual grant date value being higher or lower based on performance. Generally, the RSUs will vest over four years, with 25% vesting on the 12-month anniversary of the grant date and 1/16th of the RSUs vesting in quarterly installments thereafter, subject to his continuous service through each vesting date.
The Company will also adopt a non-qualified deferred supplemental executive retirement plan for Mr. Ramsey and contribute $1,000,000 to the plan, provided that 1/5th will vest upon each annual anniversary of his start date, subject to his continuous service through each vesting date. The vested portion of the payment will be paid at a time or times, and/or upon an event or events, that will be specified by Mr. Ramsey in compliance in all respects with Section 409A of the Internal Revenue Code of 1986, as amended.
The foregoing description of Mr. Ramsey’s employment terms is qualified in its entirety by reference to the full text of his offer letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
In addition, Mr. Ramsey will be eligible for certain change in control severance benefits pursuant to the Company’s form of Executive Change in Control Severance Agreement, including salary and benefits continuation and accelerated equity award vesting in certain circumstances.
The Company will enter into the Company’s standard form of indemnification agreement for directors and executive officers with Mr. Ramsey, which requires the Company to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at the Company’s request.

Mr. Ramsey has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K and has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Ramsey and any other person pursuant to which Mr. Ramsey was appointed Chief Operating Officer of the Company.
A copy of the press release announcing Mr. Ramsey’s appointment is attached hereto as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter dated November 5, 2021 between the Company and Douglas W. Ramsey.
99.1	Press Release dated December 8, 2021.
104	Cover page interactive data file (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Teri L. Witteman
Teri L. Witteman
Chief Legal Officer and Secretary

Date: December 8, 2021